Press Release For immediate release

Invesco Reports Results for the Three Months Ended June 30, 2021

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Aimee Partin Graham Galt	404-724-4299 404-724-4248 404-439-3070

Invesco Announces Second Quarter Diluted EPS of $0.79; Adjusted Diluted EPS(1) of $0.78

Atlanta, July 27, 2021 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2021.
■$31.1 billion of net long-term inflows, including a nearly $18 billion institutional passive mandate in Asia-Pacific, continued strength in our ETF franchise and Fixed Income capabilities, and net long-term inflows from our Private Markets and Greater China businesses
■$1,525.0 billion in ending AUM, an increase of 8.6% over the prior quarter
■27.4% operating margin; 41.5% adjusted operating margin(1)

Update from Marty Flanagan, President and CEO

“Our investment in key capabilities and focus on clients continues to produce strong momentum in our business,” said Marty Flanagan, President and CEO. “We saw another record level of net long-term inflows for the firm in the second quarter. Flows were driven by continued execution of strategies within our key capability areas, including ETFs, Fixed Income, China, Solutions, Alternatives, and Global Equities.

"The growth we’re experiencing is also driving positive operating leverage, as well as helping to build a stronger balance sheet and improving our financial flexibility for the future. Invesco’s scale, investment readiness and competitive strength position us well going forward, and we continue to focus our efforts on delivering positive outcomes for clients while driving future growth.”

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(1) Represents non-GAAP financial measure. See the information on pages 6 through 9 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net Flows:
Net long-term inflows were $31.1 billion for the second quarter of 2021, compared to inflows of $24.5 billion in the first quarter of 2021.

Institutional flows from the Asia Pacific region include the nearly $18 billion passive mandate. Retail flows were strong for the quarter at $9.5 billion, driven largely by ETF products. Overall areas of strength by asset class include net long-term inflows of $15.0 billion into equity products, $13.6 billion in fixed income products and $4.3 billion in alternative products, offset by outflows of $1.8 billion from balanced products. On a geographic basis, the Asia Pacific, Americas and EMEA ex-UK regions achieved net long-term inflows of $28.3 billion, $5.0 billion, and $1.0 billion, respectively, offset by $3.2 billion outflows in the UK.

We had inflows of $19.8 billion into money market funds during the quarter, while net market gains increased AUM $65.6 billion. Foreign exchange rate movements increased AUM by $1.0 billion. Ending AUM was up 8.6%, while average AUM increased 6.1% during the second quarter.

Summary of net flows (in billions)	Q2-21	Q1-21	Q2-20
Active	$2.1	$7.5	$(13.4)
Passive	29.0	17.0	(0.8)
Net long-term flows	31.1	24.5	(14.2)
Non-management fee earning AUM	2.5	0.1	(8.7)
Money market	19.8	7.3	(6.6)
Total net flows	$53.4	$31.9	$(29.5)

Annualized long-term organic growth rate (1)	10.6%	8.8%	(6.5)%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Second Quarter Highlights:

Financial Results	Q2-21		Q1-21		Q2-21 vs. Q1-21	Q2-20		Q2-21 vs. Q2-20
U.S. GAAP Financial Measures
Operating revenues	$1,721.4	m	$1,659.7	m	3.7%	$1,419.0	m	21.3%
Operating income	$470.9	m	$344.3	m	36.8%	$117.1	m	302.1%
Operating margin	27.4%		20.7%			8.3%
Net income attributable to Invesco Ltd.	$368.3	m	$267.8	m	37.5%	$40.5	m	809.4%
Diluted EPS	$0.79		$0.58		36.2%	$0.09		777.8%

Adjusted Financial Measures (1)
Net revenues	$1,302.9	m	$1,251.0	m	4.1%	$1,034.3	m	26.0%
Adjusted operating income	$540.5	m	$503.0	m	7.5%	$359.7	m	50.3%
Adjusted operating margin	41.5%		40.2%			34.8%
Adjusted net income attributable to Invesco Ltd.	$364.7	m	$316.6	m	15.2%	$159.7	m	128.4%
Adjusted diluted EPS	$0.78		$0.68		14.7%	$0.35		122.9%

Assets Under Management
Ending AUM	$1,525.0	bn	$1,404.1	bn	8.6%	$1,145.2	bn	33.2%
Average AUM	$1,480.2	bn	$1,395.1	bn	6.1%	$1,118.7	bn	32.3%

Headcount	8,483		8,426		0.7%	8,717		(2.7)%
(1) Represents non-GAAP financial measure. See the information on pages 6 through 9 for a reconciliation to the most directly comparable U.S. GAAP measure.

Second Quarter U.S. GAAP Operating Results:

Operating revenues and expenses: During the second quarter, increases in operating revenue were driven by an additional day in the quarter and higher average AUM resulting from market gains and net inflows during the quarter. Revenues were higher by $61.7 million, which includes higher investment management fees of $40.8 million and higher service and distribution fees of $19.9 million. Performance fees were $10.5 million for the second quarter, an increase of $3.8 million from the previous quarter. Foreign exchange rate changes increased operating revenues in the second quarter by $2.6 million.

In the second quarter, Invesco recorded an adjustment to the liability related to the previously disclosed OppenheimerFunds acquisition-related matter, which resulted in a benefit to transaction, integration and restructuring expense of $85.4 million. Based on information that is currently available and our current analysis of the patterns of actual underlying fund shareholder activity, we have reduced our estimated liability to $300.0 million. The estimated liability excludes any amounts that may be recovered through indemnification and insurance recoveries. Estimation of the liability involves significant judgment, and we continue to analyze the data to determine the appropriate fund shareholder reimbursement amounts.

Operating expenses decreased $64.9 million in the second quarter as compared to the first quarter. The decrease is driven by a decrease of $92.9 million in transaction, integration and restructuring costs, resulting primarily from a benefit of $85.4 million to expense discussed above. Third party distribution, service and advisory costs were up $16.8 million during the quarter driven by higher average AUM. Employee compensation expense decreased $2.2 million in the second quarter, reflecting lower seasonal tax and benefit costs, offset by higher variable compensation costs. Marketing expenses were up $8.7 million from increased advertising and client event costs. General and administrative expenses increased $6.7 million, resulting from increased professional services costs. Foreign exchange rate changes increased operating expenses $2.7 million in the second quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $37.2 million, earned primarily from our Chinese joint venture and real estate partnership investments. Other gains and losses was a net gain of $43.4 million, driven by market value changes on deferred compensation and seed investments. Other income/(expense) of consolidated investment products (CIP), net was a gain of $122.0 million, primarily driven by market gains on investments held by consolidated funds. The effective tax rate was 23.7% in the second quarter as compared to 22.3% in the first quarter. The increase is primarily due to non-cash tax expense related to the remeasurement of deferred tax assets and liabilities following enactment of an increase in the UK corporate tax rate, partially offset by a reduction in the tax rate due to the change in the mix of income across taxing jurisdictions.
Diluted earnings per common share: Diluted earnings per common share increased 36.2% to $0.79.

Second Quarter Adjusted(1) Operating Results:

Net revenues increased $51.9 million or 4.1% as compared to the first quarter, driven by higher average AUM resulting from market gains and net inflows during the quarter. Investment management fees, service and distribution fees and performance fees were higher in the second quarter, partially offset by lower transaction fees.

Adjusted operating expenses increased 1.9% in the second quarter to $762.4 million from $748.0 million in the first quarter, reflecting increased marketing and general and administrative costs.

Adjusted operating income improved $37.5 million to $540.5 million in the second quarter from $503.0 million in the first quarter. Adjusted operating margin improved to 41.5% from 40.2% for the prior quarter.

Adjusted diluted earnings per common share increased 14.7% to $0.78 as a result of increased operating income, higher net market gains and a lower effective tax rate in the second quarter. The effective tax rate on adjusted net income was 22.8% in the second quarter as compared to 24.0% in the first quarter. The rate decrease in the second quarter is due to the change in the mix of income across taxing jurisdictions.
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(1) Represents non-GAAP financial measure. See the information on pages 6 through 9 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $1,333.0 million at June 30, 2021 ($1,158.3 million as of March 31, 2021).

Long-term debt: $2,083.8 million at June 30, 2021 ($2,083.2 million as of March 31, 2021). The credit facility balance was zero as of June 30, 2021 and March 31, 2021. On April 26, 2021, the company renegotiated its $1.5 billion credit facility, extending the maturity date to April 2026.

Common share repurchases: During the second quarter of 2021, the company did not purchase any of its shares in the open market. The company withheld 0.1 million shares ($2.9 million) related to employee share vestings. On April 1, 2021, the company paid the balance on the two remaining forward contracts. There are no remaining forward contract liabilities.

Diluted common shares outstanding (end of period): 466.2 million

Dividends paid: $78.6 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a second quarter cash dividend of $0.17 per share to holders of common shares. The dividend is payable on September 1, 2021, to common shareholders of record at the close of business on August 13, 2021, with an ex-dividend date of August 12, 2021.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from June 1, 2021 through August 31, 2021. The preferred dividend is payable on September 1, 2021 to preferred shareholders of record at the close of business on August 16, 2021.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. With offices in more than 20 countries, our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities.
For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, July 27, 2021, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, August 10, 2021 at 5:00 p.m. ET by calling 1-888-566-0499 for U.S. and Canadian callers or 1-203-369-3057 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and the COVID-19 pandemic and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-21	Q1-21	% Change	Q2-20	% Change
Operating revenues:
Investment management fees	$1,247.4	$1,206.6	3.4%	$1,037.1	20.3%
Service and distribution fees	401.0	381.1	5.2%	332.7	20.5%
Performance fees	10.5	6.7	56.7%	3.5	200.0%
Other	62.5	65.3	(4.3)%	45.7	36.8%
Total operating revenues	1,721.4	1,659.7	3.7%	1,419.0	21.3%
Operating expenses:
Third-party distribution, service and advisory	539.6	522.8	3.2%	444.0	21.5%
Employee compensation	487.0	489.2	(0.4)%	454.6	7.1%
Marketing	24.5	15.8	55.1%	14.4	70.1%
Property, office and technology	127.2	129.3	(1.6)%	128.3	(0.9)%
General and administrative	103.3	96.6	6.9%	188.9	(45.3)%
Transaction, integration and restructuring	(47.1)	45.8	N/A	56.5	N/A
Amortization of intangible assets (1)	16.0	15.9	0.6%	15.2	5.3%
Total operating expenses	1,250.5	1,315.4	(4.9)%	1,301.9	(3.9)%
Operating income	470.9	344.3	36.8%	117.1	302.1%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	37.2	27.5	35.3%	11.2	232.1%
Interest and dividend income	0.4	1.3	(69.2)%	2.4	(83.3)%
Interest expense	(24.6)	(23.8)	3.4%	(34.8)	(29.3)%
Other gains and losses, net	43.4	34.1	27.3%	60.0	(27.7)%
Other income/(expense) of CIP, net	122.0	94.7	28.8%	(50.5)	N/A
Income before income taxes	649.3	478.1	35.8%	105.4	516.0%
Income tax provision	(154.2)	(106.5)	44.8%	(43.4)	255.3%
Net income	495.1	371.6	33.2%	62.0	698.5%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(67.6)	(44.6)	51.6%	37.7	N/A
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$368.3	$267.8	37.5%	$40.5	809.4%

Earnings per common share:
---basic	$0.80	$0.58	37.9%	$0.09	788.9%
---diluted	$0.79	$0.58	36.2%	$0.09	777.8%

Average common shares outstanding:
---basic	462.8	461.6	0.3%	460.1	0.6%
---diluted	466.2	464.7	0.3%	463.1	0.7%
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(1) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is now presented as its own line item. There is no impact on operating expenses, operating income or net income.

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-21	Q1-21	Q2-20
Operating revenues, U.S. GAAP basis	$1,721.4	$1,659.7	$1,419.0
Invesco Great Wall (1)	110.9	104.0	48.8
Revenue Adjustments (2)
Investment management fees	(212.8)	(203.2)	(175.9)
Service and distribution fees	(269.7)	(261.5)	(228.5)
Other	(57.1)	(58.1)	(39.6)
Total Revenue Adjustments	(539.6)	(522.8)	(444.0)
CIP	10.2	10.1	10.5
Net revenues	$1,302.9	$1,251.0	$1,034.3

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-21	Q1-21	Q2-20
Operating income, U.S. GAAP basis	$470.9	$344.3	$117.1
Invesco Great Wall (1)	62.0	66.5	25.6
CIP	19.2	17.0	12.0
Transaction, integration and restructuring (3)	(47.1)	45.8	56.5
Amortization of intangible assets (4)	16.0	15.9	15.2
Compensation expense related to market valuation changes in deferred compensation plans	19.5	13.5	28.0
Fund rebalancing correction (5)	—	—	105.3
Adjusted operating income	$540.5	$503.0	$359.7

Operating margin (6)	27.4%	20.7%	8.3%
Adjusted operating margin (7)	41.5%	40.2%	34.8%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-21	Q1-21		Q2-20
Net income attributable to Invesco Ltd., U.S. GAAP basis	$368.3	$267.8		$40.5
CIP	—	—		0.1
Transaction, integration and restructuring, net of tax (3)	(34.8)	35.1		43.5
Amortization of intangible assets, net of tax (4)	21.8	21.8		21.2
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	(7.6)	(1.9)		(22.6)
Fund rebalancing correction, net of tax (5)	—	—	—	80.0
Foreign exchange hedge, net of tax	—	—		(0.1)
Acquisition-related contingent consideration, net of tax	—	(6.2)		(2.9)
Impact of tax rate changes (8)	17.0	—		—
Adjusted net income attributable to Invesco Ltd. (9)	$364.7	$316.6		$159.7

Average common shares outstanding - diluted	466.2	464.7		463.1
Diluted EPS	$0.79	$0.58		$0.09
Adjusted diluted EPS (10)	$0.78	$0.68		$0.35

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-21	Q1-21	Q2-20
Operating expenses, U.S. GAAP basis	$1,250.5	$1,315.4	$1,301.9
Invesco Great Wall (1)	48.9	37.5	23.2
Third party distribution, service and advisory expenses	(539.6)	(522.8)	(444.0)
CIP	(9.0)	(6.9)	(1.5)
Transaction, integration and restructuring (3)	47.1	(45.8)	(56.5)
Amortization of intangible assets (4)	(16.0)	(15.9)	(15.2)
Compensation expense related to market valuation changes in deferred compensation plans	(19.5)	(13.5)	(28.0)
Fund rebalancing correction (5)	—	—	(105.3)
Adjusted operating expenses	$762.4	$748.0	$674.6

Employee compensation, U.S. GAAP basis	$487.0	$489.2	$454.6
Invesco Great Wall (1)	39.5	29.5	17.5
Compensation expense related to market valuation changes in deferred compensation plans	(19.5)	(13.5)	(28.0)
Adjusted employee compensation	$507.0	$505.2	$444.1

Marketing, U.S. GAAP basis	$24.5	$15.8	$14.4
Invesco Great Wall (1)	4.1	3.0	2.2
Adjusted marketing	$28.6	$18.8	$16.6

Property, office and technology, U.S. GAAP basis	$127.2	$129.3	$128.3
Invesco Great Wall (1)	3.2	3.2	2.3
Adjusted property, office and technology	$130.4	$132.5	$130.6

General and administrative, U.S. GAAP basis	$103.3	$96.6	$188.9
Invesco Great Wall (1)	2.1	1.8	1.2
CIP	(9.0)	(6.9)	(1.5)
Fund rebalancing correction (5)	—	—	(105.3)
Adjusted general and administrative	$96.4	$91.5	$83.3

Transaction, integration and restructuring, U.S. GAAP basis (3)	$(47.1)	$45.8	$56.5
Transaction, integration and restructuring	47.1	(45.8)	(56.5)
Adjusted transaction, integration and restructuring	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis	$16.0	$15.9	$15.2
Amortization of intangible assets (4)	(16.0)	(15.9)	(15.2)
Adjusted amortization of intangibles	$—	$—	$—

(1) Management reflects 100% of Invesco Great Wall in its net revenues and adjusted operating expenses. The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to non-controlling interests.

(2) Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary extensively by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.
Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(3) During the second quarter of 2021, the company recorded an $85.4 million benefit to the Transaction, integration and restructuring line item resulting from an adjustment to the estimated OppenheimerFunds acquisition-related liability.

(4) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is now presented as its own line item. There is no impact on operating expenses, operating income or net income.

While finite-lived intangible assets are amortized under U.S. GAAP, there is no amortization charge on goodwill and indefinite-lived intangibles. In certain qualifying situations, amortization can be recognized for goodwill and indefinite-lived intangibles for tax purposes, generally over a 15-year period, as is the case in the U.S. The tax benefit realized on the amortization is recognized as a deferred tax liability that is not reflected in the company's earnings absent an impairment charge or the disposal of the related business, which is not anticipated in the foreseeable future. We believe it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.

(5)    The company recorded a charge of $105.3 million in the second quarter of 2020 due to a previously disclosed S&P 500 equal weight funds rebalancing correction. Due to the unique character and magnitude of this item, it has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures.
(6) Operating margin is equal to operating income divided by operating revenues.

(7) Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(8)    Represents a non-cash income tax expense arising from the remeasurement of the UK deferred tax assets and liabilities due to the enactment of an increase in the UK corporate tax rate from 19% to 25% effective in 2023.
(9)    The effective tax rate on adjusted net income attributable to Invesco Ltd. is 22.8% (first quarter 2021: 24.0%; second quarter 2020: 24.4%).

(10) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q2-21	Q1-21	% Change	Q2-20
Beginning Assets	$1,404.1	$1,349.9	4.0%	$1,053.4
Long-term inflows	114.4	120.2	(4.8)%	62.7
Long-term outflows	(83.3)	(95.7)	(13.0)%	(76.9)
Net long-term flows	31.1	24.5	26.9%	(14.2)
Net flows in non-management fee earning AUM (a)	2.5	0.1	2,400.0%	(8.7)
Net flows in money market funds	19.8	7.3	171.2%	(6.6)
Total net flows	53.4	31.9	67.4%	(29.5)
Reinvested distributions	0.9	0.9	—%	1.8
Market gains and losses	65.6	24.6	166.7%	117.7
Foreign currency translation	1.0	(3.2)	N/A	1.8
Ending Assets	$1,525.0	$1,404.1	8.6%	$1,145.2

Ending long-term AUM	$1,199.0	$1,118.1	7.2%	$909.3
Average long-term AUM	$1,173.9	$1,110.3	5.7%	$879.3
Average AUM	$1,480.2	$1,395.1	6.1%	$1,118.7

Gross revenue yield on AUM (b)	49.2 bps	50.4 bps		52.9 bps
Gross revenue yield on AUM before performance fees (b)	48.9 bps	50.1 bps		52.7 bps
Net revenue yield on AUM (c)	35.2 bps	35.9 bps		37.0 bps
Net revenue yield on AUM before performance fees (c)	34.8 bps	35.7 bps		36.8 bps

in billions	Total AUM	Active(f)	Passive(f)
March 31, 2021	$1,404.1	$1,006.3	$397.8
Long-term inflows	114.4	61.1	53.3
Long-term outflows	(83.3)	(59.0)	(24.3)
Net long-term flows	31.1	2.1	29.0
Net flows in non-management fee earning AUM (a)	2.5	—	2.5
Net flows in money market funds	19.8	19.8	—
Total net flows	53.4	21.9	31.5
Reinvested distributions	0.9	0.9	—
Market gains and losses	65.6	35.3	30.3
Foreign currency translation	1.0	1.6	(0.6)
June 30, 2021	$1,525.0	$1,066.0	$459.0

Average AUM	$1,480.2	$1,049.1	$431.1
Gross revenue yield on AUM (b)	49.2 bps	61.7 bps	21.2 bps
Net revenue yield on AUM (c)	35.2 bps	44.3 bps	13.1 bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2021	$1,404.1	$989.7	$414.4
Long-term inflows	114.4	74.7	39.7
Long-term outflows	(83.3)	(65.2)	(18.1)
Net long-term flows	31.1	9.5	21.6
Net flows in non-management fee earning AUM (a)	2.5	3.2	(0.7)
Net flows in money market funds	19.8	(1.0)	20.8
Total net flows	53.4	11.7	41.7
Reinvested distributions	0.9	0.8	0.1
Market gains and losses	65.6	57.3	8.3
Foreign currency translation	1.0	1.2	(0.2)
June 30, 2021	$1,525.0	$1,060.7	$464.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
March 31, 2021	$1,404.1	$725.0	$301.6	$85.2	$115.7	$176.6
Long-term inflows	114.4	58.8	30.9	10.2	—	14.5
Long-term outflows	(83.3)	(43.8)	(17.3)	(12.0)	—	(10.2)
Net long-term flows	31.1	15.0	13.6	(1.8)	—	4.3
Net flows in non-management fee earning AUM (a)	2.5	3.3	(0.8)	—	—	—
Net flows in money market funds	19.8	—	—	—	19.8	—
Total net flows	53.4	18.3	12.8	(1.8)	19.8	4.3
Reinvested distributions	0.9	0.2	0.4	0.1	—	0.2
Market gains and losses	65.6	52.1	2.8	4.4	(0.2)	6.5
Foreign currency translation	1.0	(0.1)	—	0.6	0.4	0.1
June 30, 2021	$1,525.0	$795.5	$317.6	$88.5	$135.7	$187.7

Average AUM	$1,480.2	$767.3	$311.3	$88.0	$127.7	$185.9

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
March 31, 2021	$1,404.1	$997.2	$189.0	$154.8	$63.1
Long-term inflows	114.4	52.9	44.0	14.8	2.7
Long-term outflows	(83.3)	(47.9)	(15.7)	(13.8)	(5.9)
Net long-term flows	31.1	5.0	28.3	1.0	(3.2)
Net flows in non-management fee earning AUM (a)	2.5	1.7	0.5	0.3	—
Net flows in money market funds	19.8	20.2	(0.4)	—	—
Total net flows	53.4	26.9	28.4	1.3	(3.2)
Reinvested distributions	0.9	0.8	—	—	0.1
Market gains and losses	65.6	50.5	8.0	5.3	1.8
Foreign currency translation	1.0	0.4	0.2	0.3	0.1
June 30, 2021	$1,525.0	$1,075.8	$225.6	$161.7	$61.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive (f)

in billions	Q2-21	Q1-21	% Change	Q2-20
Beginning Assets	$397.8	$370.6	7.3%	$246.1
Long-term inflows	53.3	43.9	21.4%	20.4
Long-term outflows	(24.3)	(26.9)	(9.7)%	(21.2)
Net long-term flows	29.0	17.0	70.6%	(0.8)
Net flows in non-management fee earning AUM (a)	2.5	0.1	2,400.0%	(8.7)
Total net flows	31.5	17.1	84.2%	(9.5)
Market gains and losses	30.3	10.4	191.3%	44.9
Foreign currency translation	(0.6)	(0.3)	100.0%	0.2
Ending Assets	$459.0	$397.8	15.4%	$281.7

Average long-term AUM	$252.5	$217.6	16.0%	$150.6
Average AUM	$431.1	$386.7	11.5%	$269.9

Gross revenue yield on AUM (b)	21.2 bps	21.0 bps		20.9 bps
Gross revenue yield on AUM before performance fees (b)	21.2 bps	21.0 bps		20.9 bps
Net revenue yield on AUM (c)	13.1 bps	12.6 bps		12.1 bps
Net revenue yield on AUM before performance fees (c)	13.1 bps	12.6 bps		12.1 bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2021	$397.8	$369.3	$28.5
Long-term inflows	53.3	34.7	18.6
Long-term outflows	(24.3)	(23.7)	(0.6)
Net long-term flows	29.0	11.0	18.0
Net flows in non-management fee earning AUM (a)	2.5	3.2	(0.7)
Total net flows	31.5	14.2	17.3
Market gains and losses	30.3	27.9	2.4
Foreign currency translation	(0.6)	—	(0.6)
June 30, 2021	$459.0	$411.4	$47.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
March 31, 2021	$397.8	$331.6	$38.7	$1.0	$—	$26.5
Long-term inflows	53.3	41.5	6.2	0.1	—	5.5
Long-term outflows	(24.3)	(20.9)	(1.4)	—	—	(2.0)
Net long-term flows	29.0	20.6	4.8	0.1	—	3.5
Net flows in non-management fee earning AUM (a)	2.5	3.3	(0.7)	(0.1)	—	—
Total net flows	31.5	23.9	4.1	—	—	3.5
Market gains and losses	30.3	28.4	0.3	0.1	—	1.5
Foreign currency translation	(0.6)	(0.4)	(0.1)	—	—	(0.1)
June 30, 2021	$459.0	$383.5	$43.0	$1.1	$—	$31.4

Average AUM	$431.1	$358.8	$41.1	$1.1	$—	$30.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
March 31, 2021	$397.8	$325.5	$10.5	$60.9	$0.9
Long-term inflows	53.3	25.0	19.5	8.5	0.3
Long-term outflows	(24.3)	(17.1)	(0.7)	(6.3)	(0.2)
Net long-term flows	29.0	7.9	18.8	2.2	0.1
Net flows in non-management fee earning AUM (a)	2.5	1.7	0.5	0.3	—
Total net flows	31.5	9.6	19.3	2.5	0.1
Market gains and losses	30.3	24.4	3.0	2.9	—
Foreign currency translation	(0.6)	—	(0.6)	—	—
June 30, 2021	$459.0	$359.5	$32.2	$66.3	$1.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	June 30, 2021	June 30, 2020	% Change
Beginning Assets	$1,349.9	$1,226.2	10.1%
Long-term inflows	234.6	147.4	59.2%
Long-term outflows	(179.0)	(180.7)	(0.9)%
Net long-term flows	55.6	(33.3)	N/A
Net flows in non-management fee earning AUM (a)	2.6	(18.0)	N/A
Net flows in money market funds	27.1	19.7	37.6%
Total net flows	85.3	(31.6)	N/A
Reinvested distributions	1.8	2.9	(37.9)%
Market gains and losses	90.2	(45.0)	N/A
Foreign currency translation	(2.2)	(7.3)	(69.9)%
Ending Assets	$1,525.0	$1,145.2	33.2%

Average long-term AUM	$1,142.1	$917.2	24.5%
Average AUM	$1,437.7	$1,147.5	25.3%

Gross revenue yield on AUM (b)	49.8 bps	54.7 bps
Gross revenue yield on AUM before performance fees (b)	49.5 bps	54.6 bps
Net revenue yield on AUM (c)	35.5 bps	38.0 bps
Net revenue yield on AUM before performance fees (c)	35.2 bps	37.7 bps

in billions	Total AUM	Active(f)	Passive(f)
December 31, 2020	$1,349.9	$979.3	$370.6
Long-term inflows	234.6	137.4	97.2
Long-term outflows	(179.0)	(127.8)	(51.2)
Net long-term flows	55.6	9.6	46.0
Net flows in non-management fee earning AUM (a)	2.6	—	2.6
Net flows in money market funds	27.1	27.1	—
Total net flows	85.3	36.7	48.6
Reinvested distributions	1.8	1.8	—
Market gains and losses	90.2	49.5	40.7
Foreign currency translation	(2.2)	(1.3)	(0.9)
June 30, 2021	$1,525.0	$1,066.0	$459.0

Average AUM	$1,437.7	$1,028.8	$408.9
Gross revenue yield on AUM (b)	49.8 bps	62.1 bps	21.1 bps
Net revenue yield on AUM (c)	35.5 bps	44.5 bps	12.9 bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2020	$1,349.9	$947.1	$402.8
Long-term inflows	234.6	169.7	64.9
Long-term outflows	(179.0)	(139.0)	(40.0)
Net long-term flows	55.6	30.7	24.9
Net flows in non-management fee earning AUM (a)	2.6	1.8	0.8
Net flows in money market funds	27.1	4.0	23.1
Total net flows	85.3	36.5	48.8
Reinvested distributions	1.8	1.6	0.2
Market gains and losses	90.2	74.5	15.7
Foreign currency translation	(2.2)	1.0	(3.2)
June 30, 2021	$1,525.0	$1,060.7	$464.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2020	$1,349.9	$689.6	$296.4	$78.9	$108.5	$176.5
Long-term inflows	234.6	116.8	59.2	31.4	—	27.2
Long-term outflows	(179.0)	(92.0)	(38.0)	(25.9)	—	(23.1)
Net long-term flows	55.6	24.8	21.2	5.5	—	4.1
Net flows in non-management fee earning AUM (a)	2.6	2.0	0.6	—	—	—
Net flows in money market funds	27.1	—	—	—	27.1	—
Total net flows	85.3	26.8	21.8	5.5	27.1	4.1
Reinvested distributions	1.8	0.4	0.8	0.2	—	0.4
Market gains and losses	90.2	79.4	0.1	3.5	(0.2)	7.4
Foreign currency translation	(2.2)	(0.7)	(1.5)	0.4	0.3	(0.7)
June 30, 2021	$1,525.0	$795.5	$317.6	$88.5	$135.7	$187.7

Average AUM	$1,437.7	$740.8	$305.9	$86.8	$121.8	$182.4

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2020	$1,349.9	$959.9	$171.3	$151.7	$67.0
Long-term inflows	234.6	113.9	81.8	33.9	5.0
Long-term outflows	(179.0)	(98.9)	(36.8)	(29.2)	(14.1)
Net long-term flows	55.6	15.0	45.0	4.7	(9.1)
Net flows in non-management fee earning AUM (a)	2.6	1.7	0.9	—	—
Net flows in money market funds	27.1	22.8	4.5	(0.2)	—
Total net flows	85.3	39.5	50.4	4.5	(9.1)
Reinvested distributions	1.8	1.6	0.1	—	0.1
Market gains and losses	90.2	74.2	6.5	6.2	3.3
Foreign currency translation	(2.2)	0.6	(2.7)	(0.7)	0.6
June 30, 2021	$1,525.0	$1,075.8	$225.6	$161.7	$61.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (f)

in billions	June 30, 2021	June 30, 2020	% Change
Beginning Assets	$370.6	$297.0	24.8%
Long-term inflows	97.2	50.4	92.9%
Long-term outflows	(51.2)	(49.7)	3.0%
Net long-term flows	46.0	0.7	6,471.4%
Net flows in non-management fee earning AUM (a)	2.6	(18.0)	N/A
Total net flows	48.6	(17.3)	N/A
Market gains and losses	40.7	2.2	1,750.0%
Foreign currency translation	(0.9)	(0.2)	350.0%
Ending Assets	$459.0	$281.7	62.9%

Average long-term AUM	$235.0	$156.5	50.2%
Average AUM	$408.9	$278.5	46.8%

Gross revenue yield on AUM (b)	21.1 bps	21.9 bps
Gross revenue yield on AUM before performance fees (b)	21.1 bps	21.9 bps
Net revenue yield on AUM (c)	12.9 bps	12.7 bps
Net revenue yield on AUM before performance fees (c)	12.9 bps	12.7 bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2020	$370.6	$346.0	$24.6
Long-term inflows	97.2	75.9	21.3
Long-term outflows	(51.2)	(49.1)	(2.1)
Net long-term flows	46.0	26.8	19.2
Net flows in non-management fee earning AUM (a)	2.6	1.8	0.8
Total net flows	48.6	28.6	20.0
Market gains and losses	40.7	37.0	3.7
Foreign currency translation	(0.9)	(0.2)	(0.7)
June 30, 2021	$459.0	$411.4	$47.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
December 31, 2020	$370.6	$306.4	$37.0	$1.0	$—	$26.2
Long-term inflows	97.2	76.9	9.4	0.1	—	10.8
Long-term outflows	(51.2)	(42.0)	(3.5)	—	—	(5.7)
Net long-term flows	46.0	34.9	5.9	0.1	—	5.1
Net flows in non-management fee earning AUM (a)	2.6	2.0	0.7	(0.1)	—	—
Total net flows	48.6	36.9	6.6	—	—	5.1
Market gains and losses	40.7	40.7	(0.4)	0.1	—	0.3
Foreign currency translation	(0.9)	(0.5)	(0.2)	—	—	(0.2)
June 30, 2021	$459.0	$383.5	$43.0	$1.1	$—	$31.4

Average AUM	$408.9	$339.4	$39.6	$1.1	$—	$28.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2020	$370.6	$303.0	$7.9	$58.9	$0.8
Long-term inflows	97.2	54.9	22.8	18.9	0.6
Long-term outflows	(51.2)	(34.0)	(1.8)	(15.0)	(0.4)
Net long-term flows	46.0	20.9	21.0	3.9	0.2
Net flows in non-management fee earning AUM (a)	2.6	1.8	0.8	—	—
Total net flows	48.6	22.7	21.8	3.9	0.2
Market gains and losses	40.7	33.8	3.2	3.7	—
Foreign currency translation	(0.9)	—	(0.7)	(0.2)	—
June 30, 2021	$459.0	$359.5	$32.2	$66.3	$1.0

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. The average AUM for Invesco Great Wall in the three and six months ended June 30, 2021 was $81.1 billion and $78.9 billion (March 31, 2021: $76.6 billion, three and six months ended June 30, 2020: $45.1 billion and $44.2 billion).

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products.

(c)Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 6 through 9 of this release for a reconciliation of operating revenues to net revenues.
(d)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(e)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of June 30, 2021 includes $135.7 billion in money market AUM and $190.2 billion in non-management fee earning AUM (March 31, 2021: $115.7 billion and $170.3 billion, respectively; June 30, 2020: $111.5 billion and $124.4 billion, respectively).
(f)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM in Top Half of Benchmark				% of AUM in Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (5%)	55%	17%	13%	9%	8%	21%	17%	4%
U.S. Growth (7%)	61%	52%	88%	52%	73%	100%	87%	51%
U.S. Value (7%)	51%	7%	51%	48%	51%	6%	50%	33%
Sector (2%)	69%	97%	97%	96%	67%	66%	67%	67%
UK (1%)	22%	28%	34%	41%	12%	10%	22%	27%
Canadian (<1%)	100%	41%	41%	34%	75%	41%	41%	12%
Asian (3%)	67%	83%	81%	93%	62%	54%	64%	72%
Continental European (2%)	70%	12%	17%	90%	70%	10%	26%	55%
Global (7%)	84%	74%	74%	87%	67%	29%	79%	44%
Global Ex U.S. and Emerging Markets (13%)	17%	90%	87%	99%	17%	64%	70%	75%
Fixed Income (1)
Money Market (17%)	89%	99%	100%	100%	78%	76%	77%	99%
U.S. Fixed Income (12%)	96%	77%	95%	95%	90%	86%	90%	90%
Global Fixed Income (5%)	93%	85%	96%	97%	59%	63%	69%	71%
Stable Value (5%)	100%	100%	100%	100%	97%	97%	100%	100%
Other (1)
Alternatives (6%)	48%	41%	52%	40%	46%	50%	43%	56%
Balanced (8%)	72%	60%	65%	66%	93%	61%	90%	93%

Note:    Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.

Data as of June 30, 2021. AUM measured in the one, three, five and ten year quartile rankings represents 51%, 50%, 49% and 45% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 62%, 60%, 58% and 53% of total Invesco AUM. Performance shown is asset-weighted. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research). Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the 5 year peer group ($743.9 billion).

Invesco Ltd.
Supplemental Information (1)

	For the three months ended June 30, 2021			For the three months ended June 30, 2020
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash, cash equivalents and restricted cash, beginning of period (2)	$1,795.9	$429.6	$1,366.3	$1,229.5	$289.0	$940.5
Cash flows from operating activities	507.7	(18.8)	526.5	337.9	(9.1)	347.0
Cash flows from investing activities	(83.8)	(44.4)	(39.4)	(291.0)	(304.9)	13.9
Cash flows from financing activities	(482.7)	36.6	(519.3)	(25.0)	294.7	(319.7)
Increase/(decrease) in cash and cash equivalents	(58.8)	(26.6)	(32.2)	21.9	(19.3)	41.2
Foreign exchange movement on cash and cash equivalents	—	1.1	(1.1)	10.3	4.9	5.4
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	—	—	—	9.5	9.5	—
Invesco and CIP cash and cash equivalents, end of the period (2)	$1,737.1	$404.1	$1,333.0	$1,271.2	$284.1	$987.1

	For the six months ended June 30, 2021			For the six months ended June 30, 2020
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash, cash equivalents and restricted cash, beginning of period (2)	$1,839.3	$301.7	$1,537.6	$1,701.2	$652.2	$1,049.0
Cash flows from operating activities	480.8	(120.4)	601.2	260.9	(7.8)	268.7
Cash flows from investing activities	(215.0)	(160.3)	(54.7)	(743.0)	(687.5)	(55.5)
Cash flows from financing activities	(344.9)	396.5	(741.4)	71.3	318.1	(246.8)
Increase/(decrease) in cash and cash equivalents	(79.1)	115.8	(194.9)	(410.8)	(377.2)	(33.6)
Foreign exchange movement on cash and cash equivalents	(14.4)	(4.7)	(9.7)	(28.4)	(0.1)	(28.3)
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(8.7)	(8.7)	—	9.2	9.2	—
Invesco and CIP cash and cash equivalents, end of the period (2)	$1,737.1	$404.1	$1,333.0	$1,271.2	$284.1	$987.1

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) The beginning period cash excluding CIP for the three and six months ended June 30, 2021 includes restricted cash of $208.0 million and $129.2 million, respectively (June 30, 2020: none). There was no restricted cash at the end of the period for the three and six months ended June 30, 2021 and 2020.

Invesco Ltd.
Supplemental Information(1)

	As of June 30, 2021				As of December 31, 2020
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,333.0	$—	$—	$1,333.0	$1,408.4	—	—	$1,408.4
Unsettled fund receivables	287.6	—	—	287.6	109.4	—	—	109.4
Investments	965.2	(440.8)	—	1,406.0	826.8	(421.4)	—	1,248.2
Investments and other assets of CIP	8,793.1	8,793.1	—	—	8,085.5	8,085.5	—	—
Cash and cash equivalents of CIP	404.1	404.1	—	—	301.7	301.7	—	—
Assets held for policyholders	3,415.2	—	3,415.2	—	7,582.1	—	7,582.1	—
Goodwill and intangible assets, net	16,229.0	—	—	16,229.0	16,221.9	—	—	16,221.9
Other assets (2)	1,821.2	(5.4)	—	1,826.6	1,968.3	(5.1)	—	1,973.4
Total assets	33,248.4	8,751.0	3,415.2	21,082.2	36,504.1	7,960.7	7,582.1	20,961.3
LIABILITIES
Debt of CIP	6,750.7	6,750.7	—	—	6,714.1	6,714.1	—	—
Other liabilities of CIP	1,118.6	1,118.6	—	—	588.6	588.6	—	—
Policyholder payables	3,415.2	—	3,415.2	—	7,582.1	—	7,582.1	—
Unsettled fund payables	286.9	—	—	286.9	98.4	—	—	98.4
Long-term debt	2,083.8	—	—	2,083.8	2,082.6	—	—	2,082.6
Other liabilities (3)	3,802.7	—	—	3,802.7	4,417.6	—	—	4,417.6
Total liabilities	17,457.9	7,869.3	3,415.2	6,173.4	21,483.4	7,302.7	7,582.1	6,598.6
EQUITY
Total equity attributable to Invesco Ltd.	14,908.0	(0.1)	—	14,908.1	14,361.8	(0.1)	—	14,361.9
Noncontrolling interests (4)	882.5	881.8	—	0.7	658.9	658.1	—	0.8
Total equity	15,790.5	881.7	—	14,908.8	15,020.7	658.0	—	14,362.7
Total liabilities and equity	$33,248.4	$8,751.0	$3,415.2	$21,082.2	$36,504.1	$7,960.7	$7,582.1	$20,961.3

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include restricted cash, accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.